SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 6, 2016

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-34582	27-0950358
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Liberty Street Warren, Pennsylvania	16,365
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code:        (814) 726-2140

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01                                           Other Events

The Company previously disclosed its intention to replace $715.0 million of long-term FHLB advances with lower cost deposits as part of its proposed acquisition of 18 branch offices of First Niagara Bank. On May 6, 2016 the Company completed its replacement of $675.0 million of these long-term advances, with a weighted-average cost of 3.56%, with overnight borrowings at 0.54%. This transaction included a penalty of $37.0 million, which will be expensed during the quarter ending June 30, 2016. The Company expects to repay these new borrowings following the closing of the acquisition of the branch offices. The annual interest expense savings from this transaction is expected to be approximately $23.0 million.
This current report contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the purchase and assumption agreement in a timely manner or at all; (2) failure to obtain governmental approvals for the acquisition of the branches; (3) disruptions to the parties’ businesses as a result of the announcement and pendency of the branch acquisition; (4) costs or difficulties related to the integration of the business of the acquired branches following the closing of the transaction; (5) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (6) changes in general business, industry or economic conditions or competition; (7) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (8) adverse changes or conditions in the capital and financial markets; (9) changes in interest rates or credit availability; (10) the inability to realize expected cost savings or achieve other anticipated benefits in connection with the proposed transaction; (11) changes in the quality or composition of loan and investment portfolios; (12) adequacy of loan loss reserves and changes in loan default and charge-off rates; (13) increased competition and its effect on pricing, spending, third-party relationships and revenues; (14) continued relationships with major customers; (15) deposit attrition, necessitating increased borrowings to fund loans and investments; (16) rapidly changing technology; (17) unanticipated regulatory or judicial proceedings and liabilities and other costs; (18) changes in the cost of funds, demand for loan products or demand for financial services; and (19) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.
The foregoing list should not be construed as exhaustive, and KeyCorp/First Niagara Financial Group, Inc. and Northwest Bancshares, Inc. undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.
For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings by KeyCorp, First Niagara Financial Group, Inc. and Northwest Bancshares, Inc. with the SEC, including KeyCorp, First Niagara Financial Group, Inc., and Northwest Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, respectively.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	May 10, 2016	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer